UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2015

VIRGIN AMERICA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36718	20-1585173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

555 Airport Boulevard

Burlingame, CA 94010

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 762-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

Virgin America Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 14, 2015. The following is a brief description of each matter voted upon at the Annual Meeting and the number of votes cast with respect to each matter:

1. To elect the following three Class I directors to hold office until the 2018 Annual Meeting of Stockholders and until his successor is duly elected and has qualified, or until his earlier death, resignation or removal:

Director Name	For	Against	Abstain	Broker Non-Votes
Donald J. Carty	21,748,788	2,927,913	243,952	6,249,644
C. David Cush	22,745,774	1,932,512	242,367	6,249,644
Stacy J. Smith	22,873,720	1,803,763	243,170	6,249,644

2. To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015:

For	Against	Abstain	Broker Non-Votes
31,003,435	109,648	57,214	0

3. To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the 2015 Annual Meeting of Stockholders:

For	Against	Abstain	Broker Non-Votes
24,662,802	218,909	38,942	6,249,644

3. To approve, on an advisory basis, the preferred frequency of stockholder advisory votes on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
24,485,521	13,164	383,004	38,964	6,249,644

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIRGIN AMERICA INC.

Date: May 19, 2015	By:	/s/ John J. Varley
John J. Varley
Senior Vice President, General Counsel and Corporate Secretary